Exhibit 10.3

Description of Performance Objectives for Accelerated Vesting of Incentive Stock Options Granted to Samuel K. Ackerman, M.D.

Vesting Criteria	Target Date	No. of Options
Raise $25 million equity*	Q1 2006	100,000
Close PA-457 partnership	Q1 2006	100,000
Initiate PA-457 Phase 2b	Q1 2006	75,000
Establish coverage by 2 analysts	Q1 2006	55,000
First product enters pivotal clinical studies	Q1 2007	100,000

		430,000

*At $4.00 minimum share price or sufficient to fund PA-457 through Phase 2b

Full vesting of all performance-based options to occur April 2010 unless above target dates are met.